Exhibit 99.2

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Kevin J. Goodwin
Vice President & Treasurer
Irelations@buckeye.com
(800) 422-2825

BUCKEYE PARTNERS, L.P. TO ACQUIRE 50% INTEREST IN

VTTI B.V.’s GLOBAL MARINE TERMINAL BUSINESS FOR $1.15 BILLION

Approximately 54 million barrels of storage capacity

across 13 marine terminals located on five continents

HOUSTON, October 24, 2016 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) announced today that it has signed a definitive agreement to acquire a 50 percent equity interest in VTTI B.V. (“VTTI”), a company that will be jointly owned with Vitol(1) for $1.15 billion.  VTTI is one of the largest independent global marine terminal businesses that, through its subsidiaries and partnership interests, owns and operates approximately 54 million barrels(2) of petroleum products storage across 13 terminals located on five continents. These marine terminals are predominately located in key global energy hubs—including Northwest Europe, the United Arab Emirates and Singapore—and offer world-class storage and marine terminalling services for refined products, liquid petroleum gas and crude oil.  A majority of VTTI’s cash flows are supported by take-or-pay storage agreements with Vitol, the largest crude oil and petroleum products trading company in the world.  This transaction, which is subject to regulatory approvals and customary closing conditions, is expected to close in early January 2017.

“This investment in VTTI provides immediate access to a stable portfolio of international terminalling and storage assets, as well as an established platform to participate in further attractive growth opportunities across the globe,” stated Clark C. Smith, Chairman, President and Chief Executive Officer.  “The interest we are acquiring in VTTI fits well into our growth strategy of investing in terminal assets in strategic energy hubs while further enhancing the logistical solutions available to our customer base across key energy markets.  We expect this investment to generate increasing quarterly distributions supported by stable fee-based cash flows.  These cash flows are underpinned by commercial agreements with credit worthy customers, anchored by Vitol.  We expect this transaction to be immediately accretive to our distributable cash flow per limited partner unit in 2017 with significant accretion growth expected over time.”

Buckeye and Vitol will have equal Board representation and voting rights in VTTI following the closing of the transaction.  VTTI will continue to operate as a stand-alone entity and its existing management team and employees will remain in place to operate the assets.  “We have been very impressed with the experience and talent of the VTTI senior leadership team and the culture they have developed across VTTI’s global employee base,” continued Mr. Smith.  “We are confident VTTI’s unwavering focus on environmental compliance and safety, as well as customer service, positions Buckeye and VTTI for continued growth and success in the future.”

(1)  Vitol’s share will be owned by Vitol and also through Vitol Investment Partnership (“VIP”), an investment vehicle sponsored and managed by Vitol.

(2)  Includes 0.8 million barrels currently under development in Cape Town, Africa expected to be placed into service 1st half of 2017

Barclays Capital Inc. acted as the exclusive financial advisor to Buckeye and provided a fairness opinion to the Board of Directors of Buckeye GP LLC, the general partner of Buckeye, in connection with this transaction.

A presentation concerning this transaction is available on the “Investor Center” section of Buckeye’s website, www.buckeye.com.

Buckeye will host a conference call to discuss third quarter results and the VTTI transaction with members of executive management tomorrow, October 25, 2016, at 11:00 a.m. Eastern Time.  The call can be accessed through the internet at http://edge.media-server.com/m/p/32jmsuh9 or by dialing 877-870-9226 and entering access code 93504418 ten minutes prior to the scheduled start time.  A replay will be available on the internet at http://edge.media-server.com/m/p/32jmsuh9 until November 25, 2016 or by dialing 800-585-8367 and entering access code 93504418.

About Buckeye Partners, L.P.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership and owns and operates a diversified network of integrated assets providing midstream logistic solutions, primarily consisting of the transportation, storage, and marketing of liquid petroleum products.  Buckeye is one of the largest independent liquid petroleum products pipeline operators in the United States in terms of volumes delivered, with approximately 6,000 miles of pipeline.  Buckeye also uses its service expertise to operate and/or maintain third-party pipelines and perform certain engineering and construction services for its customers.  Additionally, Buckeye is one of the largest independent terminalling and storage operators in the United States in terms of capacity available for service.  Buckeye’s terminal network comprises more than 120 liquid petroleum products terminals with aggregate storage capacity of over 110 million barrels across our portfolio of pipelines, inland terminals and marine terminals located primarily in the East Coast and Gulf Coast regions of the United States and in the Caribbean.  Buckeye’s network of marine terminals enables it to facilitate global flows of crude oil and refined petroleum products, offering its customers connectivity between supply areas and market centers through some of the world’s most important bulk storage and blending hubs.  Buckeye’s flagship marine terminal in The Bahamas, Buckeye Bahamas Hub, is one of the largest marine crude oil and refined petroleum products storage facilities in the world and provides an array of logistics and blending services for the global flow of petroleum products.  Buckeye’s recent expansion into the Gulf Coast has added another regional hub with world-class marine terminalling, storage and processing capabilities.  Buckeye is also a wholesale distributor of refined petroleum products in areas served by its pipelines and terminals.  More information concerning Buckeye can be found at www.buckeye.com.

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This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control.  Among the forward-looking statements set forth in this press release are statements regarding the anticipated benefits to us from the transaction described in this press release, including its strategic fit, its anticipated accretiveness and our expectation of increasing quarterly distributions in the future. These statements are subject to, among other risks, (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, changes in product flows, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminalling, storage, and processing assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of liquid petroleum products, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, (x) satisfaction of the conditions to the closing of our investment in VTTI, (xi) our ability to realize the expected benefits of our investment in VTTI and (xii) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits.  You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, for a more extensive list of factors that could affect results.  We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date except as required by law.

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